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                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT


Farm Bureau Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated September 29, 1998, by doing the following:


1.    Replacing Section 2.5 (b) in its entirety with the following:

           "(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees."

2.    Replacing Schedule A in its entirety with the attached, revised
      Schedule A.



IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 25th day of September, 2001.



FARM BUREAU LIFE INSURANCE COMPANY

By:    /s/ Dennis M. Marker
Name:  Dennis M. Marker
Title: Vice President - Investment Administration


VARIABLE INSURANCE PRODUCTS FUND

By:    /s/ Robert Dwight
       Robert Dwight
       Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         Mike Kellogg
         Executive Vice President

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

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
NAME OF SEPARATE ACCOUNT AND                     POLICY FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS           FUNDED BY SEPARATE ACCOUNT
Farm Bureau Life                                 Flexible Premium Variable
Variable Account - 3/3/87                        Life Insurance Policy
                                                 No.  434-114 (0798)

                                                 Flexible Premium Last Survivor
                                                 Variable Life Insurance Policy


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Farm Bureau Life                                 Individual Flexible Premium Deferred
Annuity Account - 1/26/93                        Variable Annuity Contract
                                                 No. 434-062 (0798)
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